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                                                            EXHIBIT 99.2


                                       PROXY
                        RICHTON INTERNATIONAL CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

         For the Special Meeting of Stockholders called for [      ], 2001

The undersigned hereby appoints MARSHALL BERNSTEIN and CORNELIUS F. GRIFFIN and each of them as proxies with full power of substitution to represent the undersigned at the Special Meeting of Stockholders of RICHTON INTERNATIONAL
CORPORATION (the "Company"), to be held on [        ], 2001 at 11:00 a.m., at
[address], or at any adjournments or postponements thereof, and to vote in the name and on behalf of the undersigned all shares which the undersigned would be entitled to vote as fully and with the same effect as the undersigned might do if personally present.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of DirectorsAE recommendations.

               PLEASE SIGN AND DATE THIS CARD ON THE REVERSE SIDE



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        When OK to Print -- Remove ALL Red Items
                                                            Please mark
                                                            your vote
                                                            as in this  [X]
                                                            example

               NO TEXT PRINTING IN THIS AREA


        The Board of Directors recommends a vote FOR Item 1 below.

        1. Proposal to approve and adopt the Merger Agreement                FOR          AGAINST         ABSTAIN
           dated May 29, 2001 by and among Richton International             [  ]          [  ]             [  ]
           Corporation, Deere & Company and Green Mergersub, Inc.

        This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the approval and adoption of Item 1.

                                                            The proxies are hereby authorized
                                                            to vote in their discretion upon
          NO TEXT PRINT IN THIS                             such other matters as may properly
             ADDRESS AREA                                   come before the meeting and any
                                                            adjournments or postponements
                                                            thereof.


        Signature(s)______________________________________  Date:____________________  2001

        Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

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